As filed with the Securities and Exchange Commission on May 15, 2007.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1974638
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18 East Dover Street

Easton, Maryland 21601

(410) 822-1400

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

W. Moorhead Vermilye

President and Chief Executive Officer

Shore Bancshares, Inc.

18 East Dover Street

Easton, Maryland 21601

(410) 822-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to: R. Brian Ball, Esquire Laura Zinanni, Esquire Williams Mullen A Professional Corporation 1021 East Cary Street Richmond, Virginia 23219 (804) 643-1991

Approximate date of commencement of proposed sale to the public: From time to time following the effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	840,000	$26.11	$21,932,400	$674
(1)

The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2)

Pursuant to Rule 457(c), the offering price is based on the average of the high ($26.48) and low ($25.74) sales prices of one share of common stock, as reported on the Nasdaq Global Market on May 9, 2007, and has been established solely for the purpose of calculating the registration fee.

PROSPECTUS

SHORE BANCSHARES, INC.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

840,000 SHARES OF COMMON STOCK

Dear Shareholders:

We are pleased to send you this Prospectus describing the Dividend Reinvestment and Stock Purchase Plan of Shore Bancshares, Inc. The Plan offers our shareholders the opportunity to purchase shares of our common stock, $0.01 par value, with automatically reinvested dividends or optional cash payments, without payment of brokerage commissions or fees, except brokerage commissions and taxes, if any, when shares are sold for a participant’s account.

Shares of our common stock purchased with reinvested dividends will be purchased either (i) from us at the market value determined by the Plan or (ii) in the open market. Dividends will be reinvested when paid by us, and shareholders may participate with respect to all or any portion of their shares. Shares may also be purchased with optional cash payments on the dividend payment date. Optional cash payments may be made at any time, but may not be less than $25 per payment or total more than $5,000 per quarter. We pay all brokerage commissions and fees, in connection with the Plan, except brokerage fees incurred upon disposition of shares held under the Plan.

You may enroll in the Plan at any time by completing an Authorization Card and returning it to Registrar and Transfer Company, the Plan agent.

Our shareholders who choose not to participate in the Plan will continue to receive cash dividends when and if declared by our Board of Directors. The Plan does not represent a change in our dividend policy or a guaranty of future dividends. The declaration of dividends by our Board of Directors will continue to depend on earnings, financial requirements and other factors.

This Prospectus describes the Plan as currently in effect, and you are urged to read it carefully before deciding whether to participate. Shares of our common stock are traded on the NASDAQ Global Market under the symbol “SHBI.”  The closing price for our common stock on May 9, 2007 was $26.29 per share.

We have registered 840,000 shares of our common stock for sale under the Plan.  You should keep this prospectus for future reference.

W. Moorhead Vermilye

President and Chief Executive Officer

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OFFERED ARE OUR EQUITY SECURITIES AND ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK SUBSIDIARY OF OURS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

This Prospectus relates to an aggregate of 840,000 authorized shares of our common stock for sale under the Plan.

SHORE BANCSHARES, INC.

18 East Dover Street

Easton, Maryland 21601

(410) 822-1400

Please retain this Prospectus for future reference.

The date of this Prospectus is May 15, 2007.

                                                       STATEMENT OF AVAILABLE INFORMATION

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission relating to the offer and sale of shares of our common stock.  This prospectus does not include all of the information in the registration statement, but provides you with a general description of the securities offered and the Plan.  The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the Plan and the securities offered.  The registration statement can be read at the Securities and Exchange Commission web site or at the Securities and Exchange Commission offices. See “Where You Can Find More Information” for more information.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the securities in any state or jurisdiction where the offer is prohibited.  You should not assume that the information in this prospectus or any document incorporated by reference is truthful or complete at any date mentioned other than on the cover page of these documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our” or similar references mean Shore Bancshares, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the SEC’s public reference room facility located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis and retrieval system known as EDGAR.

Our corporate headquarters is located at 18 East Dover Street, Easton, Maryland 21601, telephone number (410) 822-1400. We also maintain an Internet site at www.shbi.net, which contains information relating to us and our business.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the SEC are incorporated herein by reference as of their respective dates:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2006.

2.             Our Current Reports on Form 8-K filed on February 14, 2007, April 3, 2007 and April 11, 2007 and our amendments to our Current Reports on Form 8-K filed on February 14, 2007 and May 3, 2007.

3.	Our Quarterly Report on Form 10-Q for the period ended March 31, 2007.

4.             The description of our common stock under the caption “Description of Registrant’s Securities to be Registered” in our Registration Statement on Form 10/A filed on May 30, 1997, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering of our common stock covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Upon the written or oral request of any person to whom this Prospectus is delivered, we will provide without charge a copy of any or all documents incorporated herein by reference (other than certain exhibits to such documents). Written requests should be directed to us at the following address:

Investor Relations

Shore Bancshares, Inc.

18 East Dover Street

Easton, Maryland 21601

Telephone requests may be directed to (410) 822-1400.

RISK FACTORS

There are risks and uncertainties involved with an investment in shares of our common stock. See the “Risk Factors” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, which we file with the Securities and Exchange Commission and incorporate by reference into this prospectus, for a discussion of the factors that should be considered in connection with such an investment.

DESCRIPTION OF THE PLAN

The following sets forth the provisions of the Plan in question and answer form. The holders of our common stock who do not wish to participate in the Plan will continue to receive cash dividends in the same manner, if and when declared by our Board of Directors.

Purposes and Advantages

1.             What is the purpose of the Plan? The purpose of the Plan is to provide our eligible shareholders with a means of investing cash dividends and/or optional cash payments into shares of our common stock, without paying brokerage commissions, service charges or other expenses. In the case of shares purchased directly from us, we will use the additional funds received for our general corporate purposes. See “Use of Proceeds”.

2.	What are the advantages of the Plan? Participants in the Plan may:

•	Reinvest dividends and invest optional cash payments without brokerage commissions or fees.

•	Invest the full amount of dividends in our common stock since the Plan provides for fractional interests in the shares held in the Plan.

•	Avoid safekeeping requirements and record-keeping costs through the free custodial service and reporting provisions of the Plan.

Participation

3.             Who is eligible to participate? Any record holder of our common stock is eligible to participate in the Plan with respect to any or all of his shares held of record. A holder of record is one who owns shares of our common stock registered in his name on our records. Our full-time employees and the full-time employees of our wholly-owned subsidiaries who are record holders of our common stock are eligible to participate in the Plan through payroll deductions.

A beneficial holder is a person who owns shares of our common stock in “street name,” such as through a broker or other nominee. A beneficial holder may participate in the Plan with the consent and cooperation of the broker or other nominee or must become a record holder.

4.             How does an eligible shareholder or employee become a participant? An eligible shareholder may join the Plan by signing the Authorization Card and returning it to the Plan agent. You will be provided with an Authorization Card upon request of us or the Plan agent. See question number 8 below for the Plan agent’s contact information.

The eligible employees of ours and our wholly-owned subsidiaries may join the Plan by completing and signing the Authorization Card and returning it to the human resources department. Employees may obtain Authorization Cards at any time by notifying the human resources department.

5.	When may a shareholder join the Plan? An eligible shareholder may join the Plan at any time.

If an Authorization Card specifying reinvestment of dividends is received by the Plan agent five business days prior to the record date established for payment of a dividend, reinvestment will begin with that dividend payment. If the Authorization Card is received after the record date established for a dividend, the reinvestment of dividends will begin with the next succeeding dividend. See question number 13 below for information concerning the investment of optional cash payments.

6.             What does the Authorization Card provide? The Authorization Card allows you to indicate how you wish to participate in the Plan. You may indicate whether you will reinvest dividends paid on all or a specified number of your shares of our common stock or whether you will make optional cash payments, or both.

Dividends on all shares purchased for your account under the Plan, whether through dividend reinvestment or optional cash payments, will be automatically reinvested in additional shares of our common stock, unless the shares are withdrawn from the Plan. See question number 17 and 18 below.

7.             May a participant change his method of participation after enrollment? If a participant elects to participate only in the optional cash payment feature, but later decides to enroll in the dividend reinvestment feature, an additional Authorization Card (as described in question number 4 above) must be executed and returned to the Plan agent. If a participant elects to participate through the reinvestment of dividends, but later decides to participate in the optional cash payment feature only, or if a participant wishes to change the number of shares for which dividends will be reinvested, the participant must notify the Plan agent in writing to that effect. Such notification must be received no later than the dividend record date in order to apply to the reinvestment of the corresponding dividend. See question number 17 below.

Administration

8.             Who administers the Plan for participants? Registrar and Transfer Company is the Plan agent and administers the Plan for participants, arranges for the custody of share certificates, keeps records, sends statements of account to participants and performs other duties relating to the Plan. All inquiries and communications relating to the Plan should include your account number and should be directed to the Plan agent at:

Registrar and Transfer Company

Attn: Stock Purchases/DRIP Department

P.O. Box 664

Cranford, New Jersey 07016

Phone: 1-800-368-5947

www.rtco.com

See question number 26 below for additional information regarding the responsibilities of the Plan agent. Other inquiries regarding us should be directed to Investor Relations, Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601.

Costs

9.             Are there any expenses to participants in connection with purchases under the Plan? No. Participants will incur no brokerage commissions or service charges for purchases made under the Plan. We will pay the costs of the administration of the Plan, except for service charges by the Plan agent for the deposit of shares for safekeeping, transfers of shares, issuances of certificates and brokerage commissions, fees and taxes, if any, when shares are sold for a participant’s account. See question number 20 below concerning participant expenses for the liquidation of fractional interests.

Purchase of Shares

10.           How many shares of our common stock will be purchased for participants? If you become a participant in the Plan, the number of shares to be purchased depends on the amount of your dividends, optional cash payments, or both, and the market price of our common stock. Your account will be credited with the number of shares, including fractional interests computed to four decimal places, equal to the total amount to be invested, divided by the applicable purchase price per share. See question number 11 below for an explanation of the purchase price.

11.           When and at what price will shares of our common stock be purchased under the Plan? On each date that we pay cash dividends, we will pay to the Plan agent the total amount of dividends payable on all of the shares of our common stock that are enrolled in the Plan, including shares held in Plan accounts. The Plan agent will use this cash, along with any optional cash payments received by the Plan agent at least 5 business days but no more than 30 days before the payable date, to purchase shares of our common stock for the accounts of the participants. Participants will become owners of the shares purchased for them under the Plan on the purchase date on which such shares are purchased; however, for federal income tax purposes, the holding period will commence on the following day. See question number 22 below for an explanation of federal income tax consequences.

At our option, shares of our common stock will be purchased either from us or in the open market. The purchase price of shares of our common stock purchased directly from us with reinvested dividends or optional cash payments will be determined by taking 100% of the average of the last sales prices of our common stock on The Nasdaq Global Market for the preceding three days in which trades of the our common stock took place before the applicable purchase date or, if such information is not available, the average of the bid and asked prices of our common stock on the day before the applicable purchase date. Shares of our common stock purchased with reinvested dividends or optional cash payments in the open market will be purchased at the then prevailing market price. Each account will be credited with an amount of our common stock equal to the amount invested divided by the weighted average purchase price. No purchases may be made from us in the event that the purchase price per share is less than the par value of our common stock, $0.01 per share. In such event, any optional cash payments received or any dividends payable, and not previously invested, will be used to purchase shares of our common stock in the open market.

12.           Will certificates be issued for shares of our common stock purchased under the Plan? Unless requested by a participant, separate certificates of shares of our common stock purchased under the Plan will not be issued to participants. Certificates for shares purchased will be issued to and held by a nominee of and for the benefit of participants. The number of shares purchased for your account under the Plan will be shown on your statement of account. This feature protects against loss, theft or destruction of stock certificates.

The Plan allows a participant to deposit shares of common stock registered in such participant’s name with the Plan agent to be administered under the Plan. There is a fee charged for each deposit of one or more certificates. More than one certificate may be deposited for the same fee. The participant must send a check for the fee with the certificates to be deposited.

Certificates for any number of whole shares credited to a participant’s account under the Plan will be issued upon the participant’s written request for a fee. Any remaining full shares and fractional interests will continue to be credited to the participant’s account. Certificates representing fractional interests will not be issued under any circumstances. See question number 18 below for instructions on certificate issuance.

13.           Who will be eligible to make optional cash payments? Our eligible shareholders who have submitted a signed Authorization Card are eligible to make optional cash payments under the Plan at any time. Except as provided in the following sentence, we will apply any optional cash payment received from a participant on or before a purchase date to the purchase on such purchase date of shares of our common stock for the account of the participant.

An initial optional cash payment may be made by a participant when enrolling in the Plan by enclosing a check with the Authorization Card. Thereafter, optional cash payments may be made at any time by sending them to the Plan agent at the address set forth in question number 8 above. Optional Cash payments may be made by sending a personal check, drawn from a U.S. Bank in U.S. Currency payable to Registrar and Transfer Company.

Please include your Plan account number on your check (or other instrument). While optional cash payments may be made at any time within the 30 day period prior to a dividend payment date, we recommend that they be sent so as to be received at least 10 days before a purchase date. Shares will only be purchased in connection with a dividend payment date. No interest will be paid on any optional cash payments. A participant may obtain the return of any optional cash payment up to 48 hours before it is to be invested by written request to the Plan agent. Optional cash payments received within five business days prior to a purchase date may be returned.

You can also authorize automatic deductions from your bank account. You can arrange for automatic deductions by returning a properly completed Authorization Form. This feature enables you to make an individual investment, or to make ongoing quarterly investments, without having to write a check. If you elect to make ongoing quarterly investments, you may change or terminate this election by writing to the Plan agent at the address set forth in Question 8. This change or termination must be received by the Plan agent at least three business days before the next scheduled investment date in order to apply to that date.

14.           What are the limitations on making optional cash payments? The option to make cash payments is available at any time within the 30 day period prior to a dividend payment date. The same amount of money need not be sent each quarter and you are under no obligation to make an optional cash payment in any quarter. Any optional cash payments you wish to make must not be less than $25 per payment nor may payments on behalf of any owner aggregate more than $5,000 in any quarter. We reserve the right, in our sole discretion, to determine who is an owner for purposes of the foregoing restrictions, and, without limitation, to determine whether optional cash payments on behalf of any particular owner aggregate more than $5,000 in any quarter.

For employees who elect to participate through payroll deductions, we will deduct the amount elected by an employee from such employee’s pay in each pay period. Amounts deducted during a quarter will be transferred to the Plan agent prior to the dividend payment date. No interest will be paid on any payroll deductions.

Reports to Participants

15.           What kind of reports will be sent to participants in the Plan? As soon as practicable after each purchase, a participant will receive a report of all transactions since the last such report, including a statement of the number of shares allocated to the participant’s account, the amount of dividends received that are allocable to such participant, the amount of our common stock purchased and the price paid. These statements will provide a record of the cost of purchase under the Plan and should be retained for tax purposes. In addition, each participant will receive copies of our annual reports to shareholders, proxy statements and information for income tax reporting purposes.

A participant who changes his place of residence must promptly notify the Plan agent of the change of address. See question number 26 below.

Dividends

16.           Will participants be credited with dividends on shares held in their accounts under the Plan? Yes. The Plan agent will receive dividends for all shares held in the Plan on a dividend record date and credit such dividends to participants’ accounts on the basis of full shares and fractional interests credited to those accounts. Such dividends will be automatically reinvested in additional shares of our common stock.

Discontinuation of Dividend Reinvestment

17.           How does a participant discontinue the reinvestment of dividends under the Plan? A participant may discontinue the reinvestment of dividends under the Plan by notifying the Plan agent in writing to that effect. Any notice of withdrawal received less than five business days before a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares purchased have been credited to the participant’s Plan account.

Options open to participants who wish to discontinue participation are: (a) withdrawal from the automatic dividend reinvestment feature, while continuing to participate in the optional cash payments feature, or (b) complete withdrawal from the Plan (dividend reinvestment and optional cash payments). In the event that a participant withdraws from the automatic dividend reinvestment portion of the Plan without withdrawing from the optional cash payment feature, dividends on shares held in the participant’s account will continue to be reinvested until the participant withdraws from the Plan.

Withdrawal of Shares in Plan Accounts

18.           How may a participant withdraw shares purchased under the Plan? A participant who has purchased our common stock under the Plan may withdraw all or a portion of such shares from his Plan account by notifying the Plan agent in writing to that effect and specifying in the notice the number of shares to be withdrawn. There will be a $10.00 fee for withdrawing shares. This notice should be mailed to the Plan agent at the address set forth in question number 8 above.

Certificates for whole shares of our common stock withdrawn from the Plan will be registered in the name of and issued to the participant. In no event will certificates representing fractional interests be issued. Any notice of withdrawal received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the participant’s Plan account. The Plan agent may charge a fee for each certificate issued by the Plan agent.

Upon the request of a participant, the Plan agent may also sell some or all of such participant’s shares held under the Plan. See Question 19.

19.           How may a participant sell shares purchased under the Plan?   The Plan agent will sell some or all of a participant’s shares held under the Plan upon receipt of written instructions from a participant. Such sales will be effected for a participant through a registered broker-dealer selected by the Plan agent in its sole discretion. All broker-dealers used by the Plan agent for these sales will be independent of and not affiliated with the Plan agent. Upon sale of such shares, the Plan will remit to the participant a check with the proceeds of such sale, less the participant’s share of brokerage commissions, $15.00 fee and any applicable taxes.

Because the Plan agent will sell the shares on behalf of the Plan, neither we nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of our common stock. That is, if you send in a request to sell shares, it is possible that the market price of our common stock could go down or up before the broker sells your shares. In addition, you will not earn interest on a sales transaction.

**Medallion Signature Guarantee required for sale requests of $10,000 or higher.

Prior written instructions from the participant must be received at least 48 hours preceding the sale. Sales of a participant’s shares will be made at then current market prices in transactions carried out through one or more brokerage firms. This procedure may be particularly attractive to holders of small amounts of our common stock because the Plan can combine odd lots and small numbers of shares into larger blocks to be sold, and thereby take advantage of lower brokerage costs that might not otherwise be available to individual participants in the sale of their shares. No shares will be sold between the fourth business day prior to a dividend record date and the following dividend payment date. Participants may not direct the Plan agent to effect the sales subject to any price limits or other restrictions on sales.

20.           What happens to any fractional interest when a participant withdraws all shares from the Plan? Any fractional interest withdrawn will be liquidated and a cash payment made promptly from the proceeds thereof less brokerage commissions, fees and transfer taxes, if any. The net sales proceeds for any fractional interest together with certificates for whole shares will be mailed directly to the withdrawing participant by the Plan agent.

21.           What happens to a participant’s Plan account if all shares in the participant’s own name are transferred or sold? If you dispose of all shares of our common stock registered in your own name, the Plan agent will, unless you also withdraw or sell all shares held in your account under the Plan, continue to reinvest the dividends on the shares held in your Plan account.

Federal Income Tax Consequences

22.           What are the Federal income tax consequences of participation in the Plan? The Plan does not offer a discount for purchases of our common stock with reinvested dividends. In the absence of a discount feature, the Internal Revenue Service has ruled that shareholders participating in dividend reinvestment plans are treated for federal income tax purposes as having received the full amount of the cash distribution that was payable, even though the shareholder received no cash, but instead received credit for stock of equivalent value.

In addition, in the case of shares purchased on the open market with reinvested dividends or optional cash contributions, the amount of any brokerage commission paid on your behalf by Shore Bancshares, Inc. will be treated as a distribution subject to income tax in the same manner as dividends.

To the extent distributions by us to our shareholders are treated as made from our earnings and profits, the distributions will be dividends taxable as ordinary income. At the present time, we expect to have sufficient earnings and profits such that participating shareholders can expect that the full amount of any distribution under the Plan will be taxable as a dividend.

The full amount of dividends reinvested will be eligible, in the case of corporate shareholders, for the dividends-received deduction available under the Internal Revenue Code.

In the case of foreign shareholders whose taxable income under the Plan is subject to federal income tax withholding and in the case of any shareholders as to whom federal income tax withholding on dividends is required, the dividend reinvested will be net of the amount of tax required to be withheld.

The tax basis of any shares acquired through the Plan will be the purchase price on the applicable purchase date. The holding period for shares acquired through the Plan will begin on the day after the purchase date.

In addition, in the case of shares purchased on the open market with reinvested dividends or optional cash contributions, the amount of any brokerage commissions paid on your behalf by us will be treated as distribution subject to income tax in the same manner as dividends.

Participants should consult their own tax advisors as to the tax consequences of Plan transactions. Certain tax information will be provided to participants by the Plan agent as described in question number 15 above.

Other Information

23.           What happens if we have a common stock rights offering, issue a stock dividend or declare a stock split? Participation in any rights offering will be based upon both the shares registered in each participant’s name and the shares (including fractional interests) credited to such participant’s Plan account. Any stock dividend or share resulting from stock splits with respect to full shares and fractional interests credited to participant’s accounts will be added to their accounts. Any securities other than our common stock or rights to subscribe for securities other than our common stock received in respect of the shares held in the accounts of participants will be distributed by the Plan agent to the participants and will not become part of the Plan.

24.           How will a participant’s Plan shares be voted at a meeting of shareholders? All shares of our common stock credited to your account under the Plan will be voted as you direct. If on the record date for a meeting of shareholders there are shares credited to your account under the Plan, you will be sent the proxy material for such meeting. When you return an executed proxy, it will be voted with respect to all shares credited to you. Or, if you elect, you may direct the vote of all such shares in person at the shareholders’ meeting.

25.           What procedures should be followed to sell or pledge shares held in the Plan? A participant who wishes to sell or pledge shares credited to his account must request the withdrawal of such shares as described in question number 18 above.

26.           What is the responsibility of the Plan agent? The Plan agent receives the participant’s dividend payments, invests such amounts in additional shares of our common stock, maintains continuing records of each participant’s account, and advises participants as to all transactions in and the status of their accounts. The Plan agent acts in the capacity of agent for the participants.

All notices from the Plan agent to a participant will be addressed to the participant at his last address of record with the Plan agent. The mailing of a notice to a participant’s last address of record will satisfy the Plan agent’s duty of giving notice to such participant. Therefore, participants must promptly notify the Plan agent of any change of address.

Neither the Plan agent, the participant’s nominee or nominees, nor we shall have any responibility for acts taken or omitted in connection with the Plan including, without limitation, any claim for liability arising out of failure to terminate a participant’s account upon such participant’s death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

The Plan agent had no responsibility with respect to the preparation or content of this Prospectus.

The participant should recognize that neither we nor the Plan agent can provide any assurance that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

All transactions in connection with the Plan, including the optional cash payments feature, shall be governed by the laws of the State of Maryland.

27.          Who bears the risk of market price fluctuations in the shares of common stock? A participant’s investment in shares acquired under the Plan is no different from direct investment in shares of our common stock.

The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held in the Plan, or otherwise. Neither we nor the Plan agent makes any representations with respect to the future value of the shares of our common stock purchased under the Plan. The participant should recognize that we, the Plan agent and related parties cannot assure the participant of realizing any profits or protect the participant against a loss related to investment in the shares of our common stock purchased or sold under the Plan.

THE SHARES OF COMMON STOCK PURCHASED IN ACCORDANCE WITH THE PLAN DO NOT CONSTITUTE SAVINGS ACCOUNTS OR DEPOSITS ISSUED BY A SAVINGS INSTITUTION OR BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

28.           May the Plan be changed or discontinued? While we hope to continue a dividend reinvestment and stock purchase plan indefinitely, our Board of Directors reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Participants will be notified of any such suspension, termination or modification. We also may adopt reasonable procedures for the administration of the Plan.

We or the Plan agent may terminate a shareholder’s individual participation in the Plan at any time by written notice to the shareholder. In the event the Plan agent does not receive instructions from the participant, it will send the participant a certificate for the number of full shares held for the participant under the Plan and a check for any fractional share.

USE OF PROCEEDS

We do not know either the number of shares of our common stock that ultimately will be purchased under the Plan or the prices at which shares will be sold. The net proceeds from the sale of our common stock offered pursuant to the Plan will be added to our general funds and used for general corporate purposes.

INDEMNIFICATION

Our articles of incorporation, as well as the statutes of the State of Maryland, contain provisions providing for the indemnification of our directors and officers against certain liabilities, including liabilities arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPERTS

The consolidated financial statements included in our 2006 Annual Report on Form 10-K, incorporated herein by reference, have been audited by Stegman & Company, independent registered public accounting firm, as stated in their report included in such Annual Report, and have been incorporated herein by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors’ reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firm or firms as experts in accounting and auditing.

LEGAL OPINION

Williams Mullen, our counsel, will pass upon the validity of the shares of our common stock to be issued by us pursuant to the Plan.

No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

[LOGO] DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
Table of Contents
	Page
Statement of Available Information	3	840,000 Shares
Where You Can Find More Information	3
Incorporation of Certain Documents by Reference	3	Common Stock
Risk Factors	3
Description of the Plan	4	($0.01 Par Value)
Purpose and Advantages	4
Participation	4	__________________
Administration	4
Costs	4	PROSPECTUS
Purchase of Shares	5	__________________
Reports to Participants	6
Dividends	6
Discontinuation of Dividend	7
Reinvestment	8
Withdrawal of Shares in Plan	8	Dated May 15, 2007
Accounts	8
Federal Income Tax Consequences	9
Other Information	9
Use of Proceeds	11
Indemnification	11
Experts	11
Legal Opinion	11

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a summary of the fees and expenses to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement.

Securities and Exchange Commission Registration Fee	$ 674*
Accounting Fees and Expenses	1,500
Legal Fees and Expenses	13,000
Printing Expenses	2,537
Miscellaneous Expenses	2,289
Total	20,000

____________

*Represents actual expenses. All other expenses are estimates.

Item 15.	Indemnification of Directors and Officers

The Maryland General Corporation Law (the “MGCL”) permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those capacities, unless it is established that:

(1)	the act or omission of the director was material to the matter giving rise to such proceeding and

(A)	was committed in bad faith or

(B)	was the result of active and deliberate dishonesty;

(2)	the director actually received an improper personal benefit in money, property, or services; or

(3)	in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

In addition to the foregoing, a court of appropriate jurisdiction: (1) shall order indemnification of reasonable expenses incurred by a director who has been successful, on the merits or otherwise, in the defense of any proceeding identified above, or in the defense of any claim, issue or matter in the proceeding; and (2) may under certain circumstances order indemnification of a director or an officer who the court determines is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding paragraph or has been declared liable on the basis that a personal benefit improperly received in a proceeding charging improper personal benefit to the director or the officer, provided that if the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, no indemnification may be made if the director or officer is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

The MGCL also permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to the proceeding by reason of his or her service in that capacity, provided that the corporation shall have received: (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and (ii) a written undertaking by or on behalf of the director to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

The MGCL authorizes a Maryland corporation to limit by provision in its Articles of Incorporation the liability of directors and officers to the corporation or to its stockholders for money damages except to the extent (i) the director or officer actually receives an improper benefit or profit in money, property, or services, for the amount of the benefit or profit actually received, or (ii) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The Amended and Restated Articles of Incorporation of the Registrant (the “Articles”) provide that the Registrant will indemnify its directors and officers to the fullest extent of Maryland law. The Articles also limit the liability of directors and officers for money damages to the fullest extent of Maryland law. As permitted under Section 2-418(k) of the MGCL, the Registrant has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the Registrant would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

Item 16.	Exhibits

Exhibit No.	Document

4.1	Amended and Restated Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on December 14, 2000.

4.2	Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed on November 9, 2005.

5.1	Opinion of Williams Mullen.

23.1	Consent of Williams Mullen (included in Exhibit 5.1).

23.2	Consent of Stegman & Company.

24.1	Powers of attorney (included on signature page).

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(B)

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easton, State of Maryland, on this 15th day of May 2007.

SHORE BANCSHARES, INC.

By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and Chief Executive Officer

Each of the undersigned hereby appoints W. Moorhead Vermilye as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ W. Moorhead Vermilye	President and Chief Executive	May 15, 2007
W. Moorhead Vermilye	Officer and Director (Principal Executive Officer)
/s/ Susan E. Leaverton	Chief Financial Officer	May 15, 2007
Susan E. Leaverton	(Principal Financial Officer and Principal Accounting Officer)
/s/ Herbert L. Andrew, III	Director	May 15, 2007
Herbert L. Andrew, III
/s/ Blenda W. Armistead	Director	May 15, 2007
Blenda W. Armistead

/s/ Lloyd L. Beatty, Jr.	Director	May 15, 2007
Lloyd L. Beatty, Jr.
/s/ Paul M. Bowman	Director	May 15, 2007
Paul M. Bowman
/s/ William W. Duncan	Director	May 15, 2007
William W. Duncan
/s/ Thomas H. Evans	Director	May 15, 2007
Thomas H. Evans
/s/ Mark M. Freestate	Director	May 15, 2007
Mark M. Freestate
/s/ Richard C. Granville	Director	May 15, 2007
Richard C. Granville
Director
W. Edwin Kee
/s/ Neil R. LeCompte	Director	May 15, 2007
Neil R. LeCompte
/s/ Jerry F. Pierson	Director	May 15, 2007
Jerry F. Pierson
/s/ Christopher F. Spurry	Director	May 15, 2007
Christopher F. Spurry

EXHIBIT INDEX

Exhibit No.	Document

4.1	Amended and Restated Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on December 14, 2000.

4.2	Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed on November 9, 2005.

5.1	Opinion of Williams Mullen.

23.1	Consent of Williams Mullen (included in Exhibit 5.1).

23.2	Consent of Stegman & Company.

24.1	Powers of attorney (included on signature page).